Exhibit 23.6

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this joint proxy statement/prospectus of our reports dated February 24, 2000 included or incorporated by reference in Texaco Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this joint proxy statement/prospectus.


                                                         /s/ Arthur Andersen LLP
                                                         ARTHUR ANDERSEN LLP

New York, New York
January 23, 2001